                                                                       EXHIBIT 1



                       ROBERTS PHARMACEUTICAL CORPORATION

                                      and

                   Continental Stock Transfer & Trust Company
                                  Rights Agent



                                RIGHTS AGREEMENT

                         Dated as of December 16, 1996

                               TABLE OF CONTENTS

Section                                                                       Page
-------                                                                       ----

   1  Certain Definitions...................................................     1

   2  Appointment of Rights Agent...........................................     5

   3  Issue of Rights Certificates..........................................     5

   4  Form of Rights Certificates...........................................     7

   5  Countersignature and Registration.....................................     8

   6  Transfer, Split Up, Combination and Exchange of Rights Certificates;
      Mutilated, Destroyed, Lost or Stolen Rights Certificates..............     9

   7  Exercise of Rights; Purchase Price; Expiration Date of Rights.........    10

   8  Cancellation and Destruction of Rights Certificates...................    12

   9  Reservation and Availability of Capital Stock.........................    13

  10  Preferred Stock Record Date...........................................    14

  11  Adjustment of Purchase Price, Number and Kind of Shares or Number
      of Rights.............................................................    14

  12  Certificate of Adjusted Purchase Price or Number of Shares............    22

  13  Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or
      Earning Power.........................................................    22

  14  Fractional Rights and Fractional Shares...............................    25

  15  Rights of Action......................................................    26


Section                                                            Page
-------                                                            ----
  16  Agreement of Rights Holders.................................  26

  17  Rights Certificate Holder Not Deemed a Shareholder..........  27

  18  Concerning the Rights Agent.................................  27

  19  Merger or Consolidation or Change of Name of Rights Agent...  27

  20  Duties of Rights Agent......................................  28

  21  Change of Rights Agent......................................  30

  22  Issuance of New Rights Certificates.........................  31

  23  Redemption and Termination..................................  31

  24  Exchange....................................................  32

  25  Notice of Certain Events....................................  32

  26  Notices.....................................................  33

  27  Supplements and Amendments..................................  34

  28  Successors..................................................  34

  29  Determinations and Actions by the Board of Directors, etc...  34

  30  Benefits of this Agreement..................................  35

  31  Severability................................................  35

  32  Governing Law...............................................  35

  33  Counterparts................................................  35

  34  Descriptive Headings........................................  36

Exhibit A -- Amended and Restated Certificate of Incorporation

Exhibit B -- Form of Rights Certificate

Exhibit C -- Form of Summary of Rights

                                RIGHTS AGREEMENT

     RIGHTS AGREEMENT dated as of December 16, 1996 (the "Agreement"), between Roberts Pharmaceutical Corporation, a New Jersey corporation (the "Company") and Continental Stock Transfer & Trust Company, a New Jersey corporation (the "Rights Agent").

                              W I T N E S S E T H:

     WHEREAS, on December 16, 1996 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized and declared a dividend distribution of one Right (as such term is hereinafter defined) for each share of common stock, par value $.01 per share, of the Company (the "Common Stock") outstanding at the close of business on February 6, 1997 (the "Record Date"), and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Common Stock of the Company issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date (as such term is defined in Section 3 hereof), each Right initially representing the right to purchase one one-hundredth of a share of Class B - Series A Junior Participating Preferred Stock of the Company having the rights, powers and preferences set forth in the form of Amended and Restated Certificate of Incorporation of the Company attached hereto as Exhibit "A" upon the terms and subject to the conditions set forth in this Agreement (the "Rights");

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. Certain Definitions.  For purposes of this Agreement, the
                --------------------
following terms have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, or (ii) Yamanouchi or any of its Affiliates or Associates, provided that at all times subsequent to the date of this Rights Agreement and
--------
through the time of determination, (A) Yamanouchi and its Affiliates and Associates Beneficially Own at least 15% of the outstanding shares of Common Stock on a fully diluted basis and (B) Yamanouchi and its Affiliates and Associates do not Beneficially Own in excess of 30% of the outstanding shares of Common Stock on a fully diluted basis, unless each acquisition of Common Stock by Yamanouchi or its Affiliates or Associates that results in Yamanouchi and its Affiliates and Associates Beneficially Owning in excess of 30% of the outstanding shares of Common Stock on a fully diluted basis (including any acquisition which is made after Yamanouchi and its Affiliates and Associates have become the Beneficial Owner of in excess of 30% of the outstanding shares of Common Stock on a fully diluted basis) is made pursuant to a tender offer for all of the outstanding shares of Common Stock. Notwithstanding the foregoing,
(x) no Person shall become an Acquiring Person as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the shares of Common Stock then outstanding, provided that if a Person would
                                                --------
be an Acquiring Person except for the foregoing provisions of this clause (x) and shall, after such share acquisitions by the Company, become the Beneficial Owner of any additional shares of Common Stock of the Company, then such Person shall be deemed to be an Acquiring Person, and (y) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an Acquiring Person has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person, then such Person shall not be deemed to be an Acquiring Person.

          (b) "Act" shall mean the Securities Act of 1933, as amended.

          (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          (d) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

          (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) securities which a Person or any of such Person's Affiliates or Associates may be deemed to have the right to acquire pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of its Affiliates or Associates) if such agreement has been approved by the Board of Directors of the Company prior to there being an Acquiring Person, or
(C) securities issuable upon exercise of Rights;

          (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on
Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (d)) or disposing of any voting securities of the Company; provided, however, that nothing in this paragraph (d) shall cause a person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

          (e) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New Jersey are authorized or obligated by law or executive order to close.

          (f) "Close of business" on any given date shall mean 5:00 P.M., New Jersey time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New Jersey time, on the next succeeding Business Day.

          (g) "Common Stock" shall mean the common stock, par value $.01 per share, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first mentioned Person.

          (h) "Common stock equivalents" shall have the meaning set forth in
Section 11(a)(iii) hereof.

          (i) "Current market price" shall have the meaning set forth in Section 11(d)(i) hereof.

          (j) "Current Value" shall have the meaning set forth in Section 11(a)(iii) hereof.

          (k) "Distribution Date" shall have the meaning set forth in Section 3(a) hereof.

          (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement.

          (m) "Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

          (n) "15% Shareholder" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan or (ii) any Acquiring Person.

          (o) "Final Expiration Date" shall mean the close of business on December 16, 2006.

          (p) "NASDAQ" shall have the meaning set forth in Section 11(d)(i) hereof.

          (q) "Person" shall mean any individual, firm, corporation, partnership or other entity.

          (r) "Preferred Stock" shall mean shares of Class B - Series A Junior Participating Preferred Stock, par value $.10 per share, of the Company, and, to the extent that there are not a sufficient number of shares of Series A Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of Preferred Stock, par value $.10 per share, of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Junior Participating Preferred Stock.

          (s) "Principal Party" shall have the meaning set forth in Section 13(b) hereof.

          (t) "Purchase Price" shall have the meaning set forth in Section 4(a) hereof.

          (u) "Record Date" shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

          (v) "Redemption Price" shall have the meaning set forth in Section 23(a) hereof.

          (w) "Rights" shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

          (x) "Rights Agent" shall have the meaning set forth in the parties clause at the beginning of this Agreement.

          (y) "Rights Certificates" shall have the meaning set forth in Section 3(a) hereof.

          (z) "Rights Dividend Declaration Date" shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

         (aa) "Section 11(a)(ii) Event" shall mean any event described in
Section 11(a)(ii)(A) or (B) hereof.

         (bb) "Section 11(a)(ii) Trigger Date" shall have the meaning set forth in Section 11(a)(iii) hereof.

         (cc) "Section 13 Event" shall mean any event described in clauses (x),
(y) or (z) of Section 13(a) hereof.

         (dd) "Spread" shall have the meaning set forth in Section 11(a)(iii) hereof.

         (ee) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

         (ff) "Subject Person" shall mean a 15% Shareholder who or which engages in (or any Affiliate or Associate of whom or which engages in) any transaction described in Section 11(a)(ii)(B).

         (gg) "Subsidiary" shall mean, with reference to any Person, any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

         (hh) "Substitution Period" shall have the meaning set forth in Section 11(a)(iii) hereof.

         (ii) "Summary of Rights" shall have the meaning set forth in Section 3(b) hereof.

         (jj) "Trading Day" shall have the meaning set forth in Section 11(d)(i) hereof.

         (kk) "Triggering Event" shall mean any Section 11(a)(ii) Event or any
Section 13 Event.

         (ll) "Yamanouchi" means Yamanouchi Pharmaceutical Co., Ltd.

     Section 2. Appointment of Rights Agent.  The Company hereby appoints the
                ----------------------------
Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

     Section 3. Issue of Rights Certificates.
                -----------------------------

          (a) Until the date that is the earliest of:

          (i) the close of business on the tenth Business Day after the Stock Acquisition Date (or, if the tenth Business Day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date),

          (ii) the close of business on the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date that a tender or exchange offer by any Person for shares of Common Stock is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, any Person would be an Acquiring Person, or

          (iii) the close of business on the tenth Business Day after any Person becomes a Subject Person (or, if the tenth Business Day after a Person becomes a Subject Person occurs before the Record Date, the close of business on the Record Date),

(the earliest of (i), (ii) or (iii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not be separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit B hereto (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein.
In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

          (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock that were outstanding as of the Record Date or were issued subsequent to the Record Date, unless and until the Distribution Date shall occur, the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.

          (c) Rights shall be issued in respect of all shares of Common Stock that are issued (whether originally issued or from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights and shall bear the following legend:

     THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER THEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE RIGHTS AGREEMENT BETWEEN ROBERTS PHARMACEUTICAL CORPORATION, A NEW JERSEY CORPORATION (THE "COMPANY"), AND CONTINENTAL STOCK TRANSFER & TRUST COMPANY, A NEW JERSEY CORPORATION, (THE "RIGHTS AGENT"), DATED AS OF DECEMBER 16, 1996 (THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY THIS CERTIFICATE. THE COMPANY WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON, A SUBJECT PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.

With respect to such certificates bearing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

     Section 4. Form of Rights Certificates.
                ----------------------------

          (a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per one one-hundredth of a share, the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

          (b) Any Rights Certificates issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person, a Subject Person, any Associate or Affiliate of an Acquiring Person or a Subject Person, (ii) a transferee of an Acquiring Person, a Subject Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person or Subject Person becomes such, or (iii) a transferee of an Acquiring Person or a Subject Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person or Subject Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or Subject Person to holders of equity interests in such Acquiring Person or Subject Person or to any Person with whom such Acquiring Person or Subject Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to
Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

     THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON, A SUBJECT PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON OR A SUBJECT PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.

     Section 5. Countersignature and Registration.
                ----------------------------------

          (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof, which shall be attested by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned (or by facsimile if permitted by law) by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

     Section 6. Transfer, Split Up, Combination and Exchange of Rights
                ------------------------------------------------------
Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.
-----------------------------------------------------------------------

          (a) Subject to the provisions of Section 4(b), Section 7(e) and
Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitles such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

          (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificates, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

     Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.
                --------------------------------------------------------------

          (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) the close of business on the Final Expiration Date, or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the earlier of (i) and (ii) being herein referred to as the "Expiration Date").

          (b) The Purchase Price for each one one-hundredth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $80,
                                                                        --
and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below.

          (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-hundredth of a share of Preferred Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(k) hereof, promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-hundredths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) hall be made by certified bank check or money order payable to the order of the Company or the Rights Agent.
In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for
distribution by the Rights Agent, if and when appropriate.   The Company
reserves the right to require prior to the occurrence of a Triggering Event that, upon exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

          (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such registered holder, subject to the provisions of Section 14 hereof.

          (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by or otherwise distributable to (i) an Acquiring Person, a Subject Person, or an Associate or Affiliate of an Acquiring Person or a Subject Person, (ii) a transferee of an Acquiring Person or a Subject Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person or Subject Person becomes such, or (iii) a transferee of an Acquiring Person or a Subject Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person or Subject Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or Subject Person to holders of equity interests in such Acquiring Person or Subject Person or to any Person with whom the Acquiring Person or Subject Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or a Subject Person or any of their respective Affiliates,

Associates or transferees hereunder.

          (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have
(i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

     Section 8. Cancellation and Destruction of Rights Certificates.  All Rights
                ----------------------------------------------------
Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9. Reservation and Availability of Capital Stock.
                ----------------------------------------------

          (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that, as provided in this Agreement including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

          (b) So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

          (c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. The Company will also take such action as may be necessary to comply with the Act or the Exchange Act or as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement has been declared effective.

          (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all one one-hundredths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

          (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     Section 10. Preferred Stock Record Date.  Each person in whose name any
                 ----------------------------
certificate for a number of one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 11. Adjustment of Purchase Price, Number and Kind of Shares or
                 ----------------------------------------------------------
Number of Rights.  The Purchase Price, the number and kind of shares covered by
-----------------
each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, the holder of such Right would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and
Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

              (ii) In the event:

               (A) any Person becomes an Acquiring Person, or

          (B) any 15% Shareholder or any Associate or Affiliate of any 15% Shareholder, at any time after the date of this Agreement, directly or indirectly, (1) shall, in one or more transactions, other than in connection with the exercise of Rights or in connection with the exercise or conversion of securities exercisable or convertible into capital stock of the Company or any of its Subsidiaries, transfer any assets to the Company or any of its Subsidiaries in exchange (in whole or in part) for shares of any class of capital stock of the Company or any of its Subsidiaries or for securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the Company or any of its Subsidiaries or securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries (other than (x) as part of a pro rata distribution to all holders of Common Stock or (y) stock options or stock appreciation rights granted or awards of capital stock made to a 15% Shareholder which prior to such grant or award are approved by a majority of the members of the Compensation Committee of the Company's Board of Directors who are not such 15% Shareholder or representatives, nominees, Affiliates or Associates of such 15% Shareholder), (2) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose (in one or more transactions), to, from or with, as the case may be, the Company or any of its Subsidiaries, assets, including securities, on terms and conditions less favorable to the Company than the Company would be able to obtain in arm's-length negotiation with an unaffiliated third party, (3) shall receive any compensation from the Company or any of the Company's Subsidiaries other than compensation for full-time employment as a regular employee in accordance with the Company's (or its Subsidiaries') past practices or any compensation which is approved by a majority of the members of the Compensation Committee of the Company's Board of Directors who are not such 15% Shareholder or representatives, nominees, Affiliates or Associates of such 15% Shareholder, (4) shall receive the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company, (5) shall merge with or into the Company or otherwise combine with the Company in a transaction in which the Company is the surviving entity, or (6) shall, in any recapitalization or reorganization of the Company, receive (or retain), with respect to the Common Stock owned by such 15% Shareholder, securities or property (including cash) of a type or in a pro rata amount which differs from the securities or property (including cash) which are received (or retained) by the other holders of the outstanding Common Stock, unless in the case of any transaction described in clauses (1) through (6), such transaction is approved prior to the consummation thereof by a majority of the members of the Board of Directors who are not representatives, nominees, Affiliates or Associates of such 15% Shareholder, then, promptly following the occurrence of an event described in this
Section 11(a)(ii) (a "Section 11(a)(ii) Event"), each holder of a Right (including, in the event that the Record Date shall not yet have occurred, each Person who is entitled to receive a Right on the Record Date) shall thereafter have the right to receive (except as provided below and in Section 7(e) hereof), upon exercise thereof at the then current Purchase Price multiplied by the number of one-one hundredths of a share of Preferred Stock for which a Right is then exercisable in accordance with the terms of this Agreement, in lieu of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the occurrence of the Section 11(a)(ii) Event, and (y) dividing that product by 50% of the current market price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such occurrence (such number of shares, the "Adjustment Shares").

          (iii) In the event that the number of shares of Common Stock that are authorized by the Company's Amended and Restated Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price,
(3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of Preferred Stock that the Board of Directors based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors has determined in good faith to have the same value as shares of Common Stock (such shares of Preferred Stock, "common stock equivalents")), (4) debt securities of the Company, (5) other assets, or
(6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined in good faith by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the first occurrence of a Section 11(a)(ii) Event (the date of such 11(a)(ii) Event being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not mor than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action needs be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of a share of Common Stock shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the value of any "common stock equivalent" shall be deemed to have the same value as the Common Stock on such date.

          (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock ("equivalent preferred stock")) or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or per share of equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock) less than the current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock that the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with th Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

          (c) In case the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price that would have been in effect if such record date had not been fixed.

          (d) (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the current market price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the expiration of the requisite thirty (30) Trading Day or ten (10) Trading Day Period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in the case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ Stock Market ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

          (ii) For the purpose of any computation hereunder, the "current market price" per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the current market price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the current market price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, "current market price" per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "current market price" of one one-hundredth of a share of Preferred Stock shall be equal to the "current market price" of one share of Preferred Stock divided by 100.

          (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three
(3) years from the date of the transaction that mandates such adjustment, or
(ii) the Expiration Date.

          (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b),
(c), (e), (g), (h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by
(i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after the adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjutment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a share and the number of one one-hundredths of a share that were expressed in the initial Rights Certificates issued hereunder.

          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated or par value, if any, of the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue as fully paid and nonassessable shares such number of one one-hundredths of a share of Preferred Stock at such adjusted Purchase Price.

          (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Preferred Stock or securities that by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this
Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such shareholders.

          (n) The Company covenants and agrees that it shall not, at any time after the Triggering Event, (i) consolidate with any other Person, (ii) merge with or into any other Person, or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons, if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

          (o) The Company covenants and agrees that, after the Triggering Event, it will not, except as permitted by Section 23, 24 or Section 27 hereof, take (or permit any Subsidiary or controlled Affiliates to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

          (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

     Section 12. Certificate of Adjusted Purchase Price or Number of Shares.
                 -----------------------------------------------------------
Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

     Section 13. Consolidation, Merger, or Sale or Transfer of Assets, Cash Flow
                 ---------------------------------------------------------------
or Earning Power.
-----------------

          (a) In the event that, directly or indirectly, (w) the Company shall consolidate with, or merge with and into, any other Person, and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (x) any Person shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger (other than a transaction described in Section 11(a)(ii)(B)(5) with a 15% Shareholder or any Affiliate or Associate of a 15% Shareholder which is approved prior to the consummation thereof by a majority of the members of the Board of Directors who are not such 15% Shareholder or representatives, nominees, Affiliates or Associates of such 15% Shareholder) and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed or converted into or exchanged for stock or other securities of any other Person or the Company or cash or any other property, (y) a corporation shall acquire, pursuant to a plan of exchange (other than a tender offer for all of the outstanding shares of Common Stock which is not the subject of shareholder approval), all of the outstanding shares of Common Stock, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons, proper provision shall be made so that: (i) each holder of a Right (including, in the event that the Record Date shall not have occurred, each Person who is entitled to receive a Right on the Record Date) shall have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one-one hundredths of a share of Preferred Stock for which a Right is then exercisable in accrdance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-hundredths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and (2) dividing that product by 50% of the current market price (determined pursuant to Section 11(d)(i) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event;
(ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

          (b) "Principal Party" shall mean

          (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of

Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

          (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

          (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this
Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this
Section 13, the Principal Party will:

          (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and
(B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

          (ii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The Company shall not enter into any transaction of the kind referred to in this
Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which as a result of the consummation of such transaction would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

     Section 14. Fractional Rights and Fractional Shares.
                 ----------------------------------------

          (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would have been otherwise issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

          (b) The Company may, but shall not be required to, issue fractions of shares of Preferred Stock (other than fractions that are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates that evidence fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-hundredth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-hundredth of a share of Preferred Stock shall be one one-hundredth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

          (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock. For purposes of this
Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the

Trading Day immediately prior to the date of such exercise.

          (d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

     Section 15. Rights of Action.  All rights of action in respect of this
                 -----------------
Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

     Section 16. Agreement of Rights Holders.  Each holder of a Right by
                 ----------------------------
accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

          (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

          (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be required to be affected by any notice to the contrary; and

          (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

     Section 17. Rights Certificate Holder Not Deemed a Shareholder.  No holder,
                 ---------------------------------------------------
as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-hundredths of a share of Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18. Concerning the Rights Agent.
                 ----------------------------

          (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

          (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

     Section 19. Merger or Consolidation or Change of Name of Rights Agent.
                 ----------------------------------------------------------

          (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificate shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

          (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     Section 20. Duties of Rights Agent.  The Rights Agent undertakes the duties
                 -----------------------
and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person or Adverse Person and the determination of "current market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or
Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

          (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

          (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

     Section 21. Change of Rights Agent.  The Rights Agent or any successor
                 -----------------------
Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same poers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. Issuance of New Rights Certificates.  Notwithstanding any of
                 ------------------------------------
the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the earlier of (x) the occurrence of any Triggering Event, and
(y) the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement outstanding, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company or a Committee thereof, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificates shall be issued if, and to the extent that, appropriate adjustments shall otherwise have been made in lieu of the issuance thereof.

     Section 23. Redemption and Termination.
                 ---------------------------

          (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the first occurrence of a Triggering Event, or
(ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); provided, however, that any
                                                    --------  -------
decision by the Board of Directors to redeem the Rights shall be approved by a majority of the members of the Board of Directors who are not 15% Shareholders or representatives, nominees, Affiliates or Associates of a 15% Shareholder. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the "current market price", as defined in Section 11(d)(i) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

          (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights

Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

     Section 24. Exchange.  (a) The Board of Directors of the Company may, at
                 ---------
its option, at any time after any Person becomes an Acquiring Person or a Subject Person, by action of a majority of the Board of Directors (and a majority of directors who are not 15% Shareholders or representatives, nominees, Affiliates or Associates of any Acquiring Person, Subject Person or 15% Shareholder) exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Preferred Stock at an exchange ratio of one one-hundredth of a share of Preferred Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").

          (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this
Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of one one-hundredth of a share of Preferred Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect
                      --------  -------
in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Preferred Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) and Section 11(a)(ii) hereof) held by each holder of Rights.

     Section 25. Notice of Certain Events.
                 -------------------------

          (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (iv) to effect any consolidation or merger into or with any other Person, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty 20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock whichever shall be the earlier.

          (b) In case any Triggering Event shall occur, then, in any such case,
(i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

     Section 26. Notices.  Notices or demands authorized by this Agreement to be
                 --------
given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

          Roberts Pharmaceutical Corporation
          Meridian Center II
          4 Industrial Way West
          Eatontown, New Jersey  07724
          Attention:  Robert A. Vukovich, Ph.D.

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

          Continental Stock Transfer & Trust Company
          2 Broadway
          New York, New York  10004

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 27. Supplements and Amendments.  The Company may from time to time,
                 ---------------------------
with the approval of a majority of the Board of Directors (and a majority of the members of the Board of Directors who are not 15% Shareholders or representatives, nominees, Affiliates or Associates of any 15% Shareholder), supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after the occurrence of any Section
       --------  -------
11(a)(ii) Event, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights. Without limiting the foregoing, the Company (by such vote of the Board of Directors) may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the 15% thresholds set forth in Section 1(a) to not less than the greater of (i) the sum of .001% and the percentage obtained by dividing (A) the number of Common Shares then beneficially owned by the Person (other than any Person excluded from the definition of "Acquiring Person" by reason of clauses (i) or (ii) of Section 1(a) hereof) then known to the Company to be holder of the largest number of Common Shares by (B) the number of Common Shares then outstanding and (ii) 10%.

     Section 28. Successors.  All the covenants and provisions of this Agreement
                 -----------
by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 29. Determinations and Actions by the Board of Directors, etc.  For
                 ----------------------------------------------------------
all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act, except in such instances where a calculation is to be made on a "fully diluted basis," in which case the total number of shares outstanding shall include shares subject to any outstanding options, warrants or other securities convertible into or exchangeable for Common Stock (other than the Rights). Subject to the last sentence of this

Section 29, the Board of Directors of the Company (with, where specifically provided for herein, the concurrence of those directors who are not certain Persons or nominees, representatives, Affiliates or Associates of certain Persons) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board (with, where specifically provided for herein, the concurrence of those directors who are not certain Persons or nominees, representatives, Affiliates or Associates of certain Persons) or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (with, where specifically provided for herein, the concurrence of such directors) in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and
(y) not subject the Board or any directors to any liability to the holders of the Rights. Except as otherwise provided by law, the Board of Directors may designate a committee of not less than 3 directors to exercise its power and authority to administer this Agreement (subject in all cases, where required under this Agreement, to the concurrence of those directors who are not nominees, representatives, Affiliates or Associates of certain Persons).

     Section 30. Benefits of this Agreement.  Nothing in this Agreement shall be
                 ---------------------------
construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

     Section 31. Severability.  If any term, provision, covenant or restriction
                 -------------
of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 32. Governing Law.  This Agreement, each Right and each Rights
                 --------------
Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New Jersey and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

     Section 33. Counterparts.  This Agreement may be executed in any number of
                 -------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 34. Descriptive Headings.  Descriptive headings of the several
                 ---------------------
Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

ATTEST:                                 ROBERTS PHARMACEUTICAL CORPORATION


 /s/ Anthony A. Rascio                  By: /s/ Dr. Robert A. Vukovich
________________________________           ___________________________________
Anthony A. Rascio, Secretary                Dr. Robert A. Vukovich, President

ATTEST:                                 CONTINENTAL STOCK TRANSFER
                                         & TRUST COMPANY


 /s/ Thomas Jennings                    By: /s/ Roger Bernhammer
________________________________           ___________________________________
Thomas Jennings, Asst. Secretary            Roger Bernhammer, Vice President

                                                                       Exhibit A


                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                      ROBERTS PHARMACEUTICAL CORPORATION


     Roberts Pharmaceutical Corporation, a corporation organized under the laws of the State of New Jersey (the "Corporation"), pursuant to N.J.S.A. 14A:9-5 of the New Jersey Business Corporation Act, hereby adopts an amended and restated certificate of incorporation.

                                  ARTICLE ONE
                                      NAME

     1.01.  The name of the Corporation is Roberts Pharmaceutical Corporation.

                                  ARTICLE TWO
                          REGISTERED OFFICE AND AGENT

     2.01. The address of the Corporation's registered office is Meridian Center II, Four Industrial Way West, Eatontown, New Jersey 07724 and the name of the Corporation's registered agent at that address is Anthony A. Rascio.

                                 ARTICLE THREE
                                    PURPOSE

     3.01. The purpose of the Corporation is to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

                                  ARTICLE FOUR
                                     STOCK

     4.01. The total number of shares of stock, which the Corporation shall have authority to issue is one hundred ten million (110,000,000) shares. Of these shares, one hundred million (100,000,000) shares are classified as Common Stock, par value $.01 per share, and ten million (10,000,000) shares are classified as Class B Preferred Stock, par value $.01 per share.

                                PREFERRED STOCK

     4.02.  Deleted

     4.03.  Class B Preferred Stock.
            ------------------------

     (A) Power to Issue Shares in Series.  The Board of Directors of the
         --------------------------------
Corporation is hereby authorized to issue, from time to time, shares of Class B Preferred Stock in series and to fix the number of shares in each series; the designations, powers, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations, or restrictions thereon; including, subject to any limitation hereinafter set forth but otherwise without limitation, any of the following: (i) provisions relating to voting rights of each share in such series, including multiple or fractional votes per share; (ii) provisions relating to the call or redemption thereof, including, without limitation, the times and prices for such calls or redemptions and provisions relating to sinking funds therefor and the retirement thereof, if any; (iii) provisions relating to the right to receive dividends, including, without limitation, the rate of such dividends, whether such dividends shall be cumulative or non-cumulative and, if cumulative, the conditions on which such dividends shall be accrued and paid, and any preferential rights thereto or rights in relation to dividends payable on any other classes or series of stock of the Corporation; (iv) the rights thereof upon the dissolution of, or upon any distribution of the assets of, the Corporation; and (v) except as otherwise explicitly prohibited by this Certificate of Incorporation, provisions relating to the conversion thereof into, or the exchange thereof for, shares of any class or any other series of the same class of stock of the Corporation or exchange for any other security of the Corporation or any other company.

     (B) 5% Convertible Preferred Stock.  The Board of Directors of the
         -------------------------------
Corporation has established a series of the Class B Preferred Stock designated as "5% Convertible Preferred Stock." The number of shares of such series shall be 5,500,000. The rights and preferences of such series (the "5% Preferred") and the limitations and restrictions thereon shall be as follows:

(1)  Dividends.
     ----------

     (a) The holders of the 5% Preferred shall be entitled to receive out of any assets legally available therefor cumulative dividends at the rate of $1.25 per share per annum, payable quarterly on March 31, June 30, September 30 and December 31 of each year, when and as declared by the Board of Directors, in preference and priority to any payment of any dividend on the Common Stock or any other class or series of stock of the Corporation. Such dividends shall accrue on any given share from the day of original issuance of such share and shall accrue from day to day whether or not earned or declared. If at any time dividends on the outstanding 5% Preferred at the rate set forth above shall not have been paid or declared and set apart for payment with respect to all preceding periods, the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any distribution, whether by way of dividend or otherwise, shall be declared or paid upon or set apart for the shares of any other class or series of stock of the Corporation.

     (b) Any dividend payable on a dividend payment date more than 90 days after the date of issuance may be paid, at the option of the Corporation, either (i) in cash or (ii) in shares of 5% Preferred value at $25 per share if the Common Stock issuable upon conversion of such shares has been registered for resale under the Securities Act of 1933, as amended (the "Act"), and the registration statement including a current prospectus with respect thereto remains in effect at the date of delivery of such shares, and if the Corporation shall have given written notice of its intention to pay such dividend in stock to all holders of the 5% Preferred at least 10 days before the record date for such dividend. No holder that is a bank holding company or subsidiary thereof shall be required to accept 5% Preferred in lieu of cash in payment of a dividend unless after giving effect thereto the provisions of Section 4.03(B)(10) hereof would permit one share of 5% Preferred to be converted by such holder.

     (2)  Liquidation Preference.
          -----------------------

     (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the 5% Preferred shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of any other class or series of shares, the amount of $25 per share plus any accrued but unpaid dividends (the "Liquidation Preference").

     (b) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall, at the option of the holders of the 5% Preferred, be deemed a liquidation, dissolution or winding up within the meaning of this Section 4.03(B)(2) if the shares of stock of the Corporation outstanding immediately prior to such transaction represent immediately after such transaction less than a majority of the voting power of the surviving corporation (or of the acquiror of the Corporation's assets in the case of a sale of assets). Such option may be exercised by the vote or written consent of holders of a majority of the 5% Preferred at any time within thirty calendar days after written notice (which shall be given promptly) of the essential terms of such transaction shall have been given to the holders of the 5% Preferred in the manner provided by law for the giving of notice of meetings of shareholders.

     (3)  Forced Conversion.
          ------------------

     (a) The Company at its option may cause all outstanding shares of the 5% Preferred to be converted into Common Stock at any time beginning twelve months after the date of issuance, on at least 20 days' notice, at a conversion price determined as set forth in Section 4.03(B)(4) hereof (the "Conversion Price") as of the date specified in such notice (the "Conversion Date") and otherwise on the terms set forth in said Section 4.03(B)(4); provided, that the Corporation may not exercise such right of conversion unless (i) the Closing Price (last trade price) of the Common Stock as reported by NASDAQ for the 20 consecutive trading days prior to the date the Conversion Notice is mailed has not on any day been less than 120% of the Conversion Cap (as defined in

     Section 4.03(B)(4)(c)(ii) hereof)(subject to adjustment for stock dividends, stock splits and reverse stock splits), and (ii) the shares issuable upon conversion of the 5% Preferred are registered for resale by an effective registration statement ("Registration Statement") under the Act which became effective not more than 90 days after the date of issuance of the 5% Preferred, and a current prospectus meeting the requirements of
     Section 4.03(B)(10) of the Act is available for delivery at the Conversion Date.

     (b) At least 20 days prior to the Conversion Date, written notice (the "Conversion Notice") shall be mailed, first class postage prepaid, by the Corporation to each holder of record of the 5% Preferred, at the address last shown on the records of the Corporation for such holder, notifying such holder of the conversion which is to be effected, specifying the Conversion Date and calling upon each such holder to surrender to the Corporation, in the manner and at the place designated, a certificate or certificates representing the number of shares of 5% Preferred held by such holder. Subject to the provisions of Section 4.03(B)(3)(c), on or after the Conversion Date, each holder of 5% Preferred shall surrender to the Corporation the certificate or certificates representing the shares of 5% Preferred owned by such holder as of the Conversion Date, in the manner and at the place designated in the Conversion Notice, and thereupon the shares issuable upon such conversion shall be delivered as provided in Section 4.03(B)(4)(b) hereof.

     (c) If at the Conversion Date the registration condition specified in clause (ii) of subsection (a) shall not be satisfied, then no shares shall be converted and the Conversion Notice shall be deemed to be withdrawn. In such event, any certificates for 5% Preferred which have been surrendered for conversion shall be returned to the persons surrendering the same; provided, however, that if a holder shall have received shares of Common Stock upon conversion of 5% Preferred after the Conversion Notice was given but before the Conversion Date, such holder may elect either to retain such Common Stock or rescind such conversion by tendering such shares of Common Stock to the Corporation.

     (d) On the second anniversary of the Closing Date, all then outstanding shares of 5% Preferred shall be automatically converted into Common Stock at the Conversion Price and otherwise pursuant to the applicable provisions set forth in Section 4.03(B)(4) hereof.

     (4)  Optional Conversion.  The holders of the 5% Preferred shall have
          --------------------
     optional conversion rights as follows:

     (a) Right to Convert.  At any time after the earlier of (i) the date at
         -----------------
which a Registration Statement has been declared effective and the requisite shareholder approval referred to in subsection (l) of this Section 4.03(B)(4) has been obtained, or (ii) the close of business on the 91st day following the Closing Date, each share of 5% Preferred shall be convertible, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (x) the Liquidation Preference of the 5% Preferred determined pursuant to Section 4.03(B)(2) hereof on the date the notice of conversion is given, by (y) the Conversion Price determined as hereinafter provided in effect on said date.

     (b)  Mechanics of Conversion.  To convert shares of 5% Preferred into
          ------------------------
     shares of Common Stock, the holder shall give written notice to the Corporation (which notice may be given by facsimile transmission) that such holder elects to convert the same and shall state therein the number of shares to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Promptly thereafter the holder shall surrender the certificate or certificates representing the shares to be converted, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, or at such other place designated by the Corporation. The Corporation shall, immediately upon receipt of such notice, issue and deliver to or upon the order of such holder, against delivery of the certificates representing the shares which have been converted, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. The Corporation shall effect such issuance within two (2) business days and shall transmit the certificates by messenger or overnight delivery service to reach the address designated by such holder within two (2) business days after the receipt of such notice. Notice of conversion may be given by a holder at any time during the day up to midnight New York time and such conversion shall be deemed to have been made immediately prior to the close of business on the date such notice of conversion is given. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at the close of business on such date.

(c)  Determination of Conversion Price.
     ----------------------------------

     (i) At any date following the earlier of (x) the date at which a Registration Statement is declared effective, or (ii) the 90th day following the Closing Date subject to the provisions of subparagraph
          (ii) below, the Conversion Price shall be 90% of the lowest trade price of the Common Stock as reported by NASDAQ during a specified period of consecutive trading days immediately preceding such date, which periods are set forth in the table below:

Period during which such                        Period of consecutive trading
date occurs:                                    days preceding such date:

Through the 120th day after Closing             5 days
121st to 150th day after Closing                6 days
151st to 180th day after Closing                7 days
181st to 210th day after Closing                8 days
211th to 240th day after Closing                9 days
241st to 270th day after Closing                10 days
271st to 300th day after Closing                11 days
301st to 330th day after Closing                12 days
331st day after Closing or later                13 days

     (ii) The Conversion Price shall not be greater than the Conversion Cap. The Conversion Cap shall be calculated as follows: the mean between the closing bid price and closing ask price (as reported on NASDAQ) for each trading day during the 90-day period following the Closing Date (not including the Closing Date) shall be averaged; the Conversion Cap shall be equal to 115% of the resulting average.

    (iii) The "lowest trade price" of the Common Stock on any day shall be the lowest reported sale price of the Common Stock on NASDAQ or any other principal securities price quotation system or market on which prices of the Common Stock are reported. The term "trading day" means a day on which trading is reported on the principal quotation system or market on which prices of the Common Stock are reported.


     (iv) If during any period of consecutive trading days provided for above, the Corporation shall declare or pay any dividend on the Common Stock payable in Common Stock or in rights to acquire Common Stock, or shall effect a stock split or reverse stock split, or a combination, consolidation or reclassification of the Common Stock, then the Conversion Price shall be proportionately decreased or increased, as appropriate, to give effect to such event. If any such event occurs after the Conversion Cap has been determined, the Conversion Cap shall be proportionately decreased or increased, as appropriate, to give effect to such event.

     (d)  Distributions.  If the Corporation shall at any time or from time to
          --------------
     time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation or any of its subsidiaries other than additional shares of Common Stock, then in each such event provision shall be made so that the holders of 5% Preferred shall receive, upon the conversion thereof, the securities of the Corporation which they would have received had they been the owners on the date of such event of the number of shares of Common Stock issuable to them upon conversion.

     (e)  Certificates as to Adjustments.  Upon the occurrence of any
          -------------------------------
     adjustment or readjustment of the Conversion Price or the Conversion Cap pursuant to this Section 4.03(B)(4), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause the independent public accountants regularly employed to audit the financial statements of the Corporation to verify such computation and prepare and furnish to each holder of 5% Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of 5% Preferred, furnish or cause to be furnished to such holder a like certificate prepared by the Corporation setting forth (i) such adjustments and readjustments, and (ii) the number of other securities and the amount, if any, of other property which at the time would be received upon the conversion of 5% Preferred with respect to each shares of Common Stock received upon such conversion.

     (f)  Notice of Record Date.  In the event of any taking by the
          ----------------------
     Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of 5% Preferred at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

     (g)  Issue Taxes.  The Corporation shall pay any and all issue and other
          ------------
     taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of 5% Preferred pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

     (h)  Reservation of Stock Issuable Upon Conversion.  The Corporation shall
          ----------------------------------------------
     at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the 5% Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the 5% Preferred, subject to the limitation set forth in Section 4.03(B)(4)(1) below, and if at any time the number of authorized but unissued shares of Common stock shall not be sufficient to effect the conversion of all then outstanding shares of the 5% Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval.

     (i)  Fractional Shares.  No fractional shares shall be issued upon the
          ------------------
     conversion of any share or shares of 5% Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of 5% Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

     (j)  Notices.  Any notice required by the provisions of this Section to be
          --------
     given to the holders of shares of 5% Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

     (k)  Reorganization or Merger.  In case of any reorganization or any
          -------------------------
     reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation to any other person, and the holders of 5% Preferred do not elect to treat such transaction as a liquidation, dissolution or winding up as provided in Section 4.03(B)(2), then, as part of such reorganization, consolidation, merger or sale, provision shall be made so that each share of 5% Preferred shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of 5% Preferred would have been entitled upon the record date of (or date of, if no record date is fixed) such event and, in any case, appropriate adjustment (as determined by the Board of

     Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the 5% Preferred, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of 5% Preferred.

     (l)  Limitation on Number of Conversion Shares.  The Corporation shall not
          ------------------------------------------
     be obligated to issue, in the aggregate, more than 3,717,529 shares of Common Stock as presently constituted (the "NASDAQ Cap") upon (1) conversion of the 5% Preferred, (2) exercise of the warrants issued to Cappello & Laffer Capital Corp. or its designees in connection with the sale of the 5% Preferred and the sale of stock to entities advised by Dimensional Fund Advisors, and (3) the issuance of 600,000 shares on or about July 17, 1996 to entities advised by Dimensional Fund Advisors, if issuance of a larger number of shares would constitute a breach of the Corporation's obligations under its agreements with the NASD or NASDAQ or the rules of such organizations. Subject to the obligation to effect certain redemptions pursuant to the last three sentences of this Section 4.03(B)(4)(1), if further issuances of shares of Common Stock pursuant to clauses (1) through (3) would constitute a breach of the Corporation's obligations under any applicable agreements with the NASD or NASDAQ or the rules of such organizations (i.e., all of the shares permitted to be issued under the NASDAQ Cap shall have been so issued), then so long thereafter as such limitation shall continue to be applicable and any shares of 5% Preferred are submitted for conversion, such shares shall receive in cash an amount equal to the greater of (i) 111.11% of the Liquidation Preference of such shares or (ii) the current value of the Common Stock which such shares would otherwise be entitled to receive upon conversion (such value per share to be the closing price of such shares as reported by NASDAQ on the Conversion Date), in lieu of the Common Stock which such shares would otherwise be entitled to receive upon conversion, and such shares will be deemed cancelled. Payment of said cash amount shall be made no later than one business day after the time specified in Section 4.03(B)(4)(b) for the delivery of Common Stock upon conversion, and shall bear daily interest thereafter at the rate of one-tenth of one percent per day until paid. Such maximum number of shares of Common Stock shall be proportionately and equitably adjusted in the event of stock splits, stock dividends, reverse stock splits, reclassifications or other such events, in such manner as the Board of Directors of the Corporation shall reasonably determine. If the Corporation is unable to obtain the requisite shareholder approval concerning the issuance of shares of Common Stock in connection with the events specified in clauses (1) through (3) above to satisfy all NAS and NASDAQ requirements prior to 91 days after the date of issuance (the "Redemption Date"), the Corporation shall then redeem, at a "Special Redemption Price" equal to 111.11% of the Liquidation Preference of such shares, a number of shares equal to $75,000,000 (plus any earnings accumulated thereon from the Closing Date until the Redemption Date) divided by the Special Redemption Price. Any redemption effected pursuant to the preceding sentence shall require no notice except the notification of pro rata allocation provided for in the following sentence. Such redemption shall be made pro rata based on the number of shares of the 5% Preferred outstanding at 11:59 p.m. on the day prior to the Redemption Date, and as early as practicable on the Redemption Date the Corporation shall notify each holder of 5% Preferred by the most rapid means of communication available to the Corporation, which may be facsimile transmission, of the pro rata number of shares to be redeemed from each holder. Such notice shall be binding upon holders who have submitted their stock certificates for redemption prior to the receipt of such notice, as well as on holders who submit their stock certificates thereafter. If there shall be a default in payment of the Special Redemption Price, the amount so payable shall bear daily interest from and after the Redemption Date at the rate of one-tenth of one percent per day until paid. Shares so redeemed shall be deemed to have been redeemed at the opening of business on the Redemption Date and shall no longer be treated as outstanding shares except for purposes of receiving the Special Redemption Price. If the requisite shareholder approval is obtained before the Redemption Date, no shares shall be redeemed and any certificates submitted shall be returned to their respective holders.

     (m)  Reissuance of Certificates.  In the event of an optional conversion
          ---------------------------
     of 5% Preferred pursuant to Section 4.03(B)(4)(a) hereof or a redemption of 5% Preferred pursuant to Section 4.03(B)(4)(1) hereof in which less than all of the shares of 5% Preferred of a particular certificate are converted or redeemed, as the case may be, the Corporation shall promptly cause to be issued and delivered to the holder of such certificate, a certificate representing the remaining shares of 5% Preferred which have not been so converted or redeemed.

     (5)  Other Provisions.  For all purposes of this Resolution, the term
          -----------------
     "date of issuance" and the terms "Closing" or "Closing Date" shall mean the day on which shares of the 5% Preferred are first issued by the Corporation. Any provision herein which conflicts with or violates any applicable usury law shall be deemed modified to the extent necessary to avoid such conflict or violation. The term "NASDAQ" herein refers to the principal market on which the Common Stock of the Company is traded. If the Common Stock is listed on a securities exchange, or if another market becomes the principal market on which the Common Stock is traded or through which price quotations for the Common Stock are reported, the term "NASDAQ" shall be deemed to refer to such exchange or other principal market.

     (6)  Restrictions and Limitations.  The Corporation shall not undertake the
          -----------------------------
     following actions without the consent of the holders of a majority of the 5% Preferred: (i) modify its Certificate of Incorporation or Bylaws so as to amend or change any of the rights, preferences or privileges of the 5% Preferred, (ii) authorize or issue any other preferred equity security senior to or on a parity with the 5% Preferred, as to dividends, liquidation, preferences, conversion rights, redemption rights or other rights, preferences or privileges, or (iii) purchase or otherwise acquire for value any Common Stock or other equity security of the Corporation either junior or senior to or on a parity with the 5% Preferred while there exists any arrearage in the payment of cumulative dividends hereunder.

     (7)  Voting Rights.  Except as provided herein or as provided by law, the
          --------------
      5% Preferred shall have no voting rights.

     (8)  Attorneys' Fees.  Any holder of 5% Preferred shall be entitled to
          ----------------
     recover from the Corporation the reasonable attorneys' fees and expenses incurred by such holder in connection with enforcement by such holder of any obligation of the Corporation hereunder.

     (9) No Adverse Actions.  The Corporation shall not in any manner,
         -------------------
     whether by amendment of the Certificate of Incorporation (including, without limitation, any Certificate of Designation), merger, reorganization, recapitalization, consolidation, sales of assets, sale of stock, tender offer, dissolution or otherwise, take any action, or permit any action to be taken, solely or primarily for the purpose of increasing the value of any class of stock of the Corporation if the effect of such action is to reduce the value or security of the Preferred Stock.

     (10) Limits on Conversion of 5% Preferred Stock.  Notwithstanding any
          -------------------------------------------
     right of conversion of 5% Preferred Stock provided for above, no such shares of 5% Preferred Stock originally issued by the Corporation to a bank holding company or an affiliate of a bank holding company shall be converted into shares of Common Stock or any other class or series of voting stock by the original holder or any direct or indirect transferee thereof such that immediately after such conversion such person and its affiliates (which term, for avoidance of doubt, includes such bank holding company, any such transferee and their respective affiliates) would own more than 4.9% of any class of voting securities of the Corporation, unless such shares are being distributed, disposed of or sold in any one of the following transactions (each a "Conversion Event"):

     (a) an initial public offering or other widely-dispersed public distribution of the shares of the Company;

     (b) transfers in small amounts pursuant to Rule 144 under the Securities Act of 1933;

     (c) a transfer to a single purchaser (or a group acting in concert) which controls or which has negotiated the purchase of at least a majority of the Company's voting stock held by persons other than the bank holding company investor;

     (d) a private sale of such equity so long as no purchaser acquires more than 2% of the total equity outstanding upon conversion; or

     (e) such shares are being sold in any other manner permitted by the Federal Reserve Board.

For purposes of this Section 4.03(B)(10), "persons" shall include any natural
                                           -------
person and any corporation, partnership, joint venture, trust, unincorporated organization and any other entity or organization and percentages of the Corporation's outstanding voting securities shall include shares issuable upon exercise or conversion of 5% Preferred Stock and other convertible securities, options, warrants or other similar instruments owned by such bank holding company, its transferees and their respective affiliates, but shall not include shares issuable upon exercise or conversion of convertible securities, options, warrants or other similar instruments owned by any other person. The provisions of this Section 4.03(B)(10) shall not limit or affect the right of the Corporation to force conversion pursuant to Section 4.03(B)(3)(a) hereof nor the automatic conversion provided for in Section 4.03(B)(3)(d) hereof. The Corporation shall have no obligation to monitor compliance with the limits set forth in this Section 4.03(B)(10) or the holdings of any shareholder, and shall have no liability for the failure of any person to comply with such limits.

          (C)  Series A Junior Participating Preferred Stock.  The Board of
               ----------------------------------------------
Directors of the Corporation has established a series of the Class B Preferred Stock designated as "Series A Junior Participating Preferred Stock." The number of shares of such series shall be 500,000. The rights, preferences, privileges and restrictions relating to the Series A Junior Participating Preferred Stock shall be as follows:

          (1)  Dividends and Distributions.
               ----------------------------

          (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating

Preferred Stock, in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after December 16, 1996 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) The Corporation shall declare a dividend on the Series A Junior Participating Preferred Stock as provided in Section 4.03(C)(1)(a) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

          (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall bear not interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

          (2) Voting Rights.  The holders of shares of Series A Junior
              --------------
Participating Preferred Stock shall have the following voting rights:

          (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (ii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation.

          (c) Except as required by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     (3)  Certain Restrictions.
          ---------------------

          (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
Section 4.03(C)(1) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

          (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 4.03(C)(3)(a), purchase or otherwise acquire such shares at such time and in such manner.

          (4) Reacquired Shares.  Any shares of Series A Junior Participating
              ------------------
Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          (5) Liquidation, Dissolution or Winding Up.
              ---------------------------------------

          (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) the Adjustment Number (as defined in Section 4.03(C)(5)(c)). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (c) The Adjustment Number shall be 100; provided however, that in the event that the Corporation shall at any time after the Rights Declaration Date
(i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (7) Consolidation, Merger, etc.  In case the Corporation shall enter
              ---------------------------
into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (8) No Redemption.  The shares of Series A Junior Participating
              --------------
Preferred Stock shall not be redeemable.

          (9) Ranking.  The Series A Junior Participating Preferred Stock shall
              --------
rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

          (10) Amendment.  The Amended and Restated Certificate of Incorporation
               ----------
of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

          (11) Fractional Shares.  Series A Junior Participating Preferred Stock
               ------------------
may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

          4.04  Deleted

          4.05  Preemptive Rights.  A Holder of any shares of capital stock of
                ------------------
the Corporation shall have preemptive rights to subscribe to or purchase any issuances of capital stock of the Corporation only to the extent that, and on the terms and conditions upon which, the Corporation's Board of Directors expressly grants such rights in a written agreement between such holder and the Corporation. The Board of Directors of the Corporation is hereby empowered from time to time to authorize the granting of such preemptive rights to any holders of its capital stock.

                                  ARTICLE FIVE
                             BUSINESS COMBINATIONS

          5.01. In addition to any affirmative vote required by law, a Business Combination (as hereinafter defined) shall require the affirmative vote of not less than sixty-six and two-thirds (66-2/3%) percent of all votes cast by the holders of all the then outstanding shares of the Corporation's capital stock entitled to vote in respect of the proposed Business Combination, with all such holders voting together without regard to class. The number of votes which each share shall be entitled to cast shall be determined by this Certificate of Incorporation.

          The term "Business Combination" shall mean (a) any merger or consolidation of the Corporation with or into any other corporation except any merger or consolidation not requiring prior shareholder approval under the New Jersey Business Corporation Act; (b) any merger or consolidation of any other corporation with or into the Corporation except any merger or consolidation not requiring prior shareholder approval under the New Jersey Business Corporation Act; (c) the sale, lease, exchange, or other disposition of all, or substantially all, of the assets of the Corporation if not in the usual and regular course of business as conducted by the Corporation; (d) the acquisition in exchange for shares, obligations or other securities of the Corporation for some or all of the outstanding shares of another corporation, or for some or all of the assets of a corporation, a business trust, a business proprietorship or a business partnership if such acquisition in exchange requires prior shareholder approval under the New Jersey Business Corporation Act; (e) the adoption of any plan or proposal for liquidation or dissolution of the Corporation; and (f) of any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) through (e).

          A majority of the members of the Board of Directors shall have the power and duty to determine for purposes of this Article Five, on the basis of information known to them after reasonable inquiry, all questions arising under this Article Five, including, without limitation, whether the assets that are the subject of any Business Combination constitute substantially all of the assets of the Corporation or whether any sale, lease, exchange or other disposition of the assets of the Corporation is in the usual and regular course of business as conducted by the Corporation. Any such determination made in good faith shall be binding and conclusive on all shareholders.

          A provision inconsistent with this Article Five of the Certificate of Incorporation of Roberts Pharmaceuticals Corporation may be adopted only upon the affirmative vote of not less than sixty-six and two-thirds (66-2/3%) percent of the votes cast by the holders of all the then outstanding shares of the Corporation's capital stock entitled to vote in respect of a proposed Business Combination, with all such holders voting together without regard to class. The number of votes which each share shall be entitled to cast shall be determined by this Certificate of Incorporation.

                                 ARTICLE SIX
                                    DURATION

          6.01.  The Corporation is to have a perpetual existence.

                                 ARTICLE SEVEN
               LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS

          7.01. To the fullest extent permitted by the laws of the State of New Jersey, as they exist or may hereafter be amended, the Directors and Officers of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that the provisions of this Article Seven shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. This Section 7.01 shall apply with respect to acts or omissions occurring prior to or after the date of its adoption.

                                 ARTICLE EIGHT
                              SHAREHOLDER MEETINGS

          8.01. Meetings of shareholders may be held outside the State of New Jersey, if the by-laws so provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of New Jersey at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by ballot unless the by-laws of the Corporation shall so provide.

                                  ARTICLE NINE
                                   AMENDMENTS

          9.01. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon shareholders herein are granted subject to this reservation.

                                  ARTICLE TEN
                                   DIRECTORS

          10.01. The number of directors constituting the current board of directors is nine and the names and addresses of such directors are:

      Name                             Address
      ----                             -------

Robert A. Vukovich               Meridian Center II
                                 Four Industrial Way West
                                 Eatontown, NJ  07724

Anthony A. Rascio                Meridian Center II
                                 Four Industrial Way West
                                 Eatontown, NJ  07724

Robert M. Loy                    Meridian Center II
                                 Four Industrial Way West
                                 Eatontown, NJ  07724

John T. Spitznagel               Meridian Center II
                                 Four Industrial Way West
                                 Eatontown, NJ  07724

Peter M. Rogalin                 Meridian Center II
                                 Four Industrial Way West
                                 Eatontown, NJ  07724

Digby W. Barrios                 Meridian Center II
                                 Four Industrial Way West
                                 Eatontown, NJ  07724

Akihiko Matsubara                Meridian Center II
                                 Four Industrial Way West
                                 Eatontown, NJ  07724

Takao Miyamoto                   Meridian Center II
                                 Four Industrial Way West
                                 Eatontown, NJ  07724

Zola P. Horovitz                 Meridian Center II
                                 Four Industrial Way West
                                 Eatontown, NJ  07724

          IN WITNESS WHEREOF, Roberts Pharmaceutical Corporation has caused its duly authorized officer to execute this Amended and Restated Certificate of Incorporation of Roberts Pharmaceutical Corporation on this 30th day of January, 1997.

                                 ROBERTS PHARMACEUTICAL CORPORATION



                                      By: /s/ Anthony A. Rascio
                                         _______________________________________
                                         ANTHONY A. RASCIO, Vice President

                       CERTIFICATE OF ADOPTION OF AMENDED
                   AND RESTATED CERTIFICATE OF INCORPORATION
                     OF ROBERTS PHARMACEUTICAL CORPORATION


TO:  Secretary of State
     State of New Jersey

     Pursuant to Section 14A:9-5 of the New Jersey Business Corporation Act, the undersigned certifies as follows:


     1 The name of the Corporation is Roberts Pharmaceutical Corporation (the "Corporation").

     2 The Amended and Restated Certificate of Incorporation of Roberts Pharmaceutical Corporation (the "Amended and Restated Certificate of Incorporation"), attached hereto, was adopted by the Board of Directors of the Corporation on December 16, 1996.

     3 The Certificate of Incorporation of Roberts Pharmaceutical Corporation and all its amendments and supplements (the "Certificate of Incorporation") are superseded by the Amended and Restated Certificate of Incorporation, which amends and restates the entire text of the Certificate of Incorporation.

     IN WITNESS WHEREOF, I have hereunto set my hand, this 30th day of January, 1997.

                                 ROBERTS PHARMACEUTICAL CORPORATION




                                 ANTHONY A. RASCIO
                                 Vice President

                                                                       Exhibit B

                           FORM OF RIGHTS CERTIFICATE

Certificate No. R-                                             __________ Rights

NOT EXERCISABLE AFTER DECEMBER 16, 2006 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR SUBJECT PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR A SUBJECT PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON OR A SUBJECT PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]/1/


                               Rights Certificate

                       ROBERTS PHARMACEUTICAL CORPORATION

     This certifies that _________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of December 16, 1996 (the "Agreement"), between Roberts Pharmaceutical Corporation, a New Jersey corporation (the "Company"), and Continental Stock Transfer & Trust Company, a New Jersey corporation (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (New York City time) on December 16, 2006 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, nonassessable share of Class B - Series A Junior Participating Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of $80 per one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of December 16, 1996, based on the Preferred Stock as constituted at such date. The Company reserves the

                                ---------------

/1/The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

     Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person, a Subject Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Subject Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, a Subject Person, or an Affiliate or Associate of an Acquiring Person or a Subject Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

     As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the office of the Rights Agent and are also available upon written request to the Rights Agent.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredth's of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at its option at a redemption price of $.01 per Right at any time prior to the earlier of the close of business on (a) the first occurrence of a Triggering Event, and (b) the Final Expiration Date, or (ii) may be exchanged by the Company in whole or in part for shares of Preferred Stock.

     No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than, except the possible requirement that prior to the occurrence of a Triggering Event only whole shares of Preferred Stock be issued, fractions that are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareowners (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of _______________, 19__

ATTEST:                                 ROBERTS PHARMACEUTICAL CORPORATION



_________________________               By:______________________________
Name:                                      Name:
Title:                                     Title


Countersigned:                             CONTINENTAL STOCK TRANSFER &
                                            TRUST COMPANY



_________________________               By:______________________________
Name:                                      Name:
Title:                                     Title

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT


     (To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED
                   --------------------------------------------------

hereby sells, assigns and transfers unto
                                         --------------

     (Please print name and address of transferee)



this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated: _______________, 19__



                                             Signature

                                             ________________________
Signature Guaranteed:

                                  Certificate

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person, a Subject Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person, a Subject Person or an Affiliate or Associate of any such Acquiring Person or Subject Person.

Dated: _______________, 19__



                                             Signature

                                             _________________________
Signature Guaranteed:


                                     NOTICE

     The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                 (To be executed if holder desires to exercise
                 Rights represented by the Rights Certificate.)

To:  ROBERTS PHARMACEUTICAL CORPORATION

     The undersigned hereby irrevocably elects to exercise _______ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upn the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security
or other identifying number

                        (Please print name and address)



     If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:


Please insert social security
or other identifying number

                        (Please print name and address)



Dated:________________, 19__

                                      Signature


                                      ________________________

Signature guaranteed:

                                  Certificate

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person, a Subject Person or an Affiliate or Associate of any such Acquiring Person or Subject Person (as such terms are defined pursuant to the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person, a Subject Person or an Affiliate or Associate of any such Acquiring Person or Subject Person.

Dated:________________, 19__

                                      Signature


                                      ________________________

Signature guaranteed:

                                     NOTICE

     The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       Exhibit C

                         SUMMARY OF RIGHTS TO PURCHASE
               ROBERTS PHARMACEUTICAL CORPORATION PREFERRED STOCK

Distribution of Rights
----------------------

     On December 16, 1996, the Board of Directors of Roberts Pharmaceutical Corporation (the "Company") declared a dividend distribution of one Right for each outstanding share of the Company's Common Stock, par value $.01 per share (the "Common Stock"), to shareholders of record at the close of business on February 6, 1997. Each Right entitles the registered holder to purchase from the Company for $80 (the "Purchase Price") one one-hundredth of a share of Class B - Series A Junior Participating Preferred Stock, par value $.10 per share (the "Preferred Stock") with economic terms similar to that of one share of Common Stock. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Continental Stock Transfer & Trust Company, as Rights Agent.

Rights Certificate; Distribution Date
-------------------------------------

     Initially, the Rights will be attached to all Common Stock of the Company then outstanding, and no separate Rights Certificates will be distributed. Except as described below, the Rights will separate from the Common Stock and a Distribution Date will occur upon the earliest of any of the following events:

     (i) 10 business days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the shares of Common Stock then outstanding (an "Acquiring Person");

     (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding shares of Common Stock (or such later date as may be determined by the Board of Directors prior to any person becoming an Acquiring Person);

     (iii) 10 business days after a person or group of affiliated or associated persons (other than an Acquiring Person) which is the beneficial owner of 15% or more of the outstanding Common Stock has engaged in certain self-dealing transactions with the Company as described below (a "Subject Person").

     Neither the acquisition of Common Stock by Yamanouchi Pharmaceutical Co., Ltd. or its affiliates or associates ("Yamanouchi") nor a tender offer for all of the outstanding shares of Common Stock by Yamanouchi will result in the occurrence of a Distribution Date or cause Yamanouchi to be an Acquiring Person, provided that at all times after the date of the Rights Agreement, Yamanouchi (i) remains the beneficial owner of not less than 15% of the outstanding Common Stock on a fully diluted basis and (ii) does not (except pursuant to a tender offer for all of the outstanding Common Stock) acquire Common Stock if after such acquisition it would be the beneficial owner of more than 30% of the outstanding Common Stock.

     Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after February 6, 1997 will contain a notation incorporating the Rights Agreement by reference and
(iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

Exercise of Rights
------------------

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on December 16, 2006, unless they are earlier redeemed by the Company or expire in accordance with other provisions of the Rights Agreement as described below.

Flip-In Events
--------------

     In the event that, at any time following the Distribution Date, (i) a Person becomes an Acquiring Person or (ii) a holder of 15% or more of the outstanding Common Stock (other than an Acquiring Person) engages in certain self dealing transactions (as described below), each holder of a Right will thereafter have the right to receive, upon exercise, a number of shares of Common Stock (or in certain instances, cash, properties or other securities of the Company) having a then current market value of twice the Purchase Price. Notwithstanding any of the foregoing, following the occurrence of any of the events described in (i) and (ii) above ("Flip-In Events"), all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or a Subject Person will be null and void.

     For example, at a Purchase Price of $80 per Right, each Right not owned by an

Acquiring Person or by a Subject Person (or by certain related parties) following a Flip-In Event would entitle its holder to purchase $160 worth of Common Stock (or other consideration, as noted above) for $80. Assuming that the Common Stock had a per share value of $16 at such time, the holder of each valid Right would be entitled to purchase 10 shares of Common Stock for $80.

     The self dealing transactions which will result in the occurrence of a Flip-In Event if engaged by a beneficial owner (other than an Acquiring Person) of more than 15% of the outstanding Common Stock (a "15% Shareholder") or its affiliates or associates include: (i) certain transfers of assets to the Company or its subsidiaries in exchange for capital stock or securities convertible into capital stock of the Company or its subsidiaries, (ii) certain other acquisitions of capital stock or securities convertible into capital stock of the Company or its subsidiaries, (iii) sales, purchases, leases, exchanges, mortgages or transfers of assets, including securities, on terms less favorable to the Company than the Company would be able to obtain in arm's-length negotiation with an unaffiliated third party, (iv) the receipt of compensation from the Company other than compensation which is consistent with past practice or approved by a majority of the members of the Compensation Committee of the Company's Board of Directors who are not such 15% Shareholder or representatives, nominees, affiliates or associates of such 15% Shareholder, (v) the receipt of the benefits of any loans, advances, guarantees or other financial assistance or any tax credits or other tax advantages provided by the Company, (vi) a reorganization or recapitilization of the Company in which the shares of Common Stock owned by such 15% Shareholder or its affiliates or associates are treated differently than the other outstanding shares of Common Stock, or (vii) a merger with or into the Company in a transaction in which the Company is the surviving entity, unless any such transaction described in (i) through (vii) is approved prior to the consummation thereof by a majority of the members of the Board of Directors who are not such 15% Shareholder or representatives, nominees, affiliates or associates of such 15% Shareholder.

Flip-Over Events
----------------

     In the event that (i) the Company is acquired in a merger or consolidation in which the Company is not the surviving corporation, (ii) the Company is the surviving corporation of a merger or consolidation in which all or a part of the outstanding shares of Common Stock are converted into or exchanged for stock or securities of another entity or cash, (iii) a corporaton shall acquire, pursuant to a plan of exchange (other than a tender offer for all of the outstanding shares of Common Stock which is not the subject of shareholder approval), all of the outstanding Common Stock, or (iv) more than 50% of the Company's assets, cash flow or earning power is sold or transferred (events (i), (ii), (iii) and (iv) are referred to as "Flip-Over Events" and together with Flip-In Events, the "Triggering Events") each holder of a Right which has not yet been exercised (except Rights which previously have been voided as described above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right.

Exchange Provisions
-------------------

     After any Person becomes an Acquiring Person or a Subject Person, the Board of Directors (by action of a majority of directors who are not representatives, nominees, affiliates or associates of the Acquiring Person), may determine to exchange for any or all Rights (other than Rights held by the Acquiring Person or Subject Person and certain transferees) Preferred Stock at an exchange ratio of 1/100th of a share of Preferred Stock per Right. Such exchange shall be on a pro rata basis if less than all Rights are to be exchanged.

Anti-Dilution Provisions
------------------------

     The Purchase Price payable, and the number of one one-hundredths of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

Redemption of the Rights
------------------------

     The Company may, at its option, at any time prior to the earlier of the first occurrence of a Triggering Event or December 16,, 2006, redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors).
Any decision to redeem the Rights must be approved by a majority of directors who are not a 15% Shareholder or representatives, nominees or affiliates of a 15% Shareholder. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

No Rights as Shareholders
-------------------------

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

Taxes
-----

     While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock of the Company (or for other consideration) or for common stock of an acquiring company as set forth above.

Amendment of Terms of Rights
----------------------------

     The Company may from time to time, with the approval of a majority of the members of the Board of Directors who are not 15% Shareholders or representatives, nominees or affiliates of any 15% Shareholder, amend the Rights Agreement to cure any ambiguity or inconsistency or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable. After the occurrence of a Flip-In Event, the Rights Agreement may not be amended in any manner which would adversely affect the interests of the holders of the Rights. At any time prior to such time as a person becomes an Acquiring Person, the Company may lower the 15% threshold used to determine the existence of an Acquiring Person, but in no event lower than the greater of (a) the percentage of Common Stock owned by the holder of the greatest number of outstanding shares of Common Stock (other than Yamanouchi) plus .001% or (b) 10%.

Copies of Rights Agreement
--------------------------

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.